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                                                                    Exhibit 32.1


                                  TEXTRON INC.

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Textron Inc. (the "Company") on Form 10-K for the period ended January 3, 2004 as filed with the Securities and Exchange Commission on the Date hereof (the "Report"), I, Lewis B. Campbell, Chairman, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                        Textron Inc.

Date:  February 27, 2004                s/ Lewis B. Campbell
                                        ---------------------------------------
                                        Lewis B. Campbell
                                        Chairman, President and Chief Executive
                                          Officer